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                                                                EXHIBIT 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

         We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the 1997 Employee Stock Option Plan, the 1998 Stock Plan and the 1999 Employee Stock Purchase Plan of rStar Corporation (formerly known as ZapMe! Corporation) of our report dated March 27, 2001, with respect to the consolidated financial statements of rStar Corporation included in this annual report (Form 10-K) for the year ended December 31, 2000.


/s/ Grant Thornton LLP

San Francisco, California
July 18, 2001